   As filed with the Securities and Exchange Commission on September 26, 1997.

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                MOUNTBATTEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                    23-2633708
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

    Thirty Three Rock Hill Road
  Bala Cynwyd, Pennsylvania                               19004
----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)

                              --------------------

                                MOUNTBATTEN, INC.
                      1993 NON-QUALIFIED STOCK OPTION PLAN
                        1993 INCENTIVE STOCK OPTION PLAN
                 INDIVIDUAL NON-QUALIFIED STOCK OPTION AGREEMENT
                 -----------------------------------------------
                            (Full title of the plans)

                              --------------------


                           Kenneth L. Brier, President
                                Mountbatten, Inc.
                           Thirty Three Rock Hill Road
                         Bala Cynwyd, Pennsylvania 19004
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 664-2259
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:
                            John W. Kauffman, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed                Proposed
  Title of securities         Amount to be          maximum offering        maximum aggregate            Amount of
   to be registered           registered(1)        price per share(2)       offering price(2)        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                305,500 shares          $4.67                     $1,426,685               $433
par value $.001
========================================================================================================================

(1) In addition, this registration statement also registers such additional shares as may be required to be issued under the plans listed above in the event of a stock dividend, reverse stock split, split-up, reclassification or other similar events.

(2) Estimated solely for the purpose of calculating the registration fee based on the average exercise price of the outstanding options to purchase the shares of the Common Stock of the Company registered hereunder.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-KSB of Mountbatten, Inc. (the "Company") for the year ended December 31, 1996 as filed by the Company with the Securities and Exchange Commission (the "Commission") on March 31, 1997.

         (b) The Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 1997 as filed by the Company with the Commission on May 14, 1997.

         (c) The Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 1997 as filed by the Company with the Commission on August 14, 1997.

         (d) The description of the Company's Common Stock set forth in the Company's Registration Statement No. 33-78336 on Form SB-2, declared effective with the Commission under the Securities Act of 1933, as amended, (the "Act") on September 1, 1994, under the caption "Description of Securities," which is incorporated by reference in response to Item 1 of the Company's Registration Statement No. 0-24638 on Form 8-A declared effective with the Commission on September 1, 1994 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Company's proxy statement for the Company's 1997 Annual Meeting of Stockholders filed with the Commission on April 16, 1997.

         All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

         No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

         The consolidated financial statements and schedules of the Company as of December 31, 1996 and for each of the years in the two-year period ended December 31, 1996 have been incorporated by reference herein and in this Registration Statement in reliance upon the report of Price Waterhouse LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania.

Item 6.        Indemnification of Directors and Officers.

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative, or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The Bylaws for the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

Item 7.        Exemption from Registration Claimed.

         No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

4.1            Mountbatten, Inc. 1993 Non-Qualified Stock Option Plan.
               (Incorporated by reference to Exhibit 10.5 to the Company's Form SB-2 Registration Statement (No. 33-78336) filed with the Commission on May 9, 1994).

4.2 Mountbatten, Inc. 1993 Incentive Stock Option Plan. (Incorporated by reference to Exhibit 10.6 to the Company's Form SB-2 Registration Statement (No. 33-78336) filed with the Commission on May 9, 1994).

4.3 Form of Individual Non-Qualified Stock Option Agreement. (Filed herewith.)

5.1            Opinion of Duane, Morris & Heckscher LLP. (Filed herewith.)

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

23.2           Consent of Price Waterhouse LLP. (Filed herewith.)

24.1           Power of Attorney. (See page II-5 of this Registration
               Statement).

Item 9.        Undertakings.

         The Company hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i)and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on September 25, 1997.

                                              MOUNTBATTEN, INC.


                                              By:/s/ Kenneth L. Brier
                                                 ------------------------------
                                                  Kenneth L. Brier, President

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Kenneth L. Brier and Joel D. Cooperman, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                  Title                            Date

/s/ Kenneth L. Brier       President, Chief Executive         September 25, 1997
--------------------------
Kenneth L. Brier           Officer and a Director
                           (principal executive officer)

Ted A. Drauschak           Executive Vice President,          September 25, 1997
--------------------------
Ted A. Drauschak           Secretary and a Director


/s/ Joel D. Cooperman      Vice President, Finance,           September 25, 1997
--------------------------
Joel D. Cooperman          Treasurer and Chief
                           Financial Officer (principal
                           financial and accounting officer)

/s/ J. Michael Adams       Director                           September 25, 1997
--------------------------
J. Michael Adams

/s/ Thomas P. Garry        Director                           September 25, 1997
--------------------------
Thomas P. Garry

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                           Exhibit

4.1            Mountbatten, Inc. 1993 Non-Qualified Stock Option Plan.
               (Incorporated by reference to Exhibit 10.5 to the Company's Form SB-2 Registration Statement (No. 33-78336) filed with the Commission on May 9, 1994).

4.2 Mountbatten, Inc. 1993 Incentive Stock Option Plan. (Incorporated by reference to Exhibit 10.6 to the Company's Form SB-2 Registration Statement (No. 33-78336) filed with the Commission on May 9, 1994).

4.3 Form of Individual Non-Qualified Stock Option Agreement. (Filed herewith.)

5.1            Opinion of Duane, Morris & Heckscher LLP. (Filed herewith.)

23.1 Consent of Duane, Morris & Heckscher LLP. (Included in their opinion filed as Exhibit 5).

23.2           Consent of Price Waterhouse LLP. (Filed herewith.)

24.1           Power of Attorney. (See page II-5 of this Registration
               Statement).